Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2019 THIRD QUARTER RESULTS

Total Revenues Increased 6% Year-over-Year

12% Year-over-Year Expansion in Consolidated Community Count

Consolidated Contracts Grew 23% Year-over-Year

12% Year-over-Year Increase in Consolidated Contract Backlog

10% Year-over-Year Growth in Consolidated Contracts Per Community

MATAWAN, NJ, September 5, 2019 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal third quarter and the nine-month period ended July 31, 2019.

RESULTS FOR the THREE-Month AND NINE-MONTH PERIODS ENDED July 31, 2019:

●

Total revenues increased 5.5% to $482.0 million in the third quarter of fiscal 2019, compared with $456.7 million in the third quarter of fiscal 2018. For the nine months ended July 31, 2019, total revenues decreased to $1.30 billion compared with $1.38 billion in the same period during the prior fiscal year.

●

Homebuilding revenues for unconsolidated joint ventures was $121.2 million for the third quarter ended July 31, 2019, compared with $194.5 million in last year’s third quarter. During the first nine months of fiscal 2019, homebuilding revenues for unconsolidated joint ventures was $342.7 million compared with $350.0 million in the same period during the previous year.

●

Homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 14.0% for the third quarter of fiscal 2019 compared with 15.4% during the prior year’s third quarter. For the nine months ended July 31, 2019, homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 14.0% compared with 14.6% last year.

●

Homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 18.4% for both the third quarter of fiscal 2019 and the third quarter of fiscal 2018. During the first nine months of fiscal 2019, homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 17.7% compared with 18.0% in the same period of the previous fiscal year.

●

Total SG&A was $58.5 million, or 12.1% of total revenues, in the third quarter of fiscal 2019 compared with $53.9 million, or 11.8% of total revenues, in the same quarter one year ago. For the first nine months of fiscal 2019, total SG&A was $179.3 million, or 13.8% of total revenues, compared with $178.0 million, or 12.9% of total revenues, in the same period of the prior fiscal year.

●

Total interest expense was $41.4 million in the third quarter of fiscal 2019 compared with $38.3 million in the third quarter of fiscal 2018. Total interest expense was $110.5 million for the first nine months of fiscal 2019 compared with $125.2 million for the same period in fiscal 2018.

●

Interest incurred (some of which was expensed and some of which was capitalized) was $42.1 million for the third quarter of fiscal 2019 compared with $40.4 million in the same quarter one year ago. For the nine months ended July 31, 2019, interest incurred (some of which was expensed and some of which was capitalized) was $122.3 million compared with $121.6 million last year.

●

Income from unconsolidated joint ventures was $3.7 million for the quarter ended July 31, 2019 compared with $10.7 million in the third quarter of the previous year. For the first nine months of fiscal 2019, income from unconsolidated joint ventures was $20.6 million compared with $6.9 million in the same period a year ago.

●

Loss before income taxes for the quarter ended July 31, 2019 was $7.1 million compared with income of $0.1 million during the third quarter of fiscal 2018. For the first nine months of fiscal 2019, the loss before income taxes was $39.1 million compared with a loss of $40.0 million during same period of fiscal 2018.

●

Net loss was $7.6 million, or $1.27 per common share, in the third quarter of fiscal 2019 compared with a net loss of $1.0 million, or $0.18 per common share, during the same quarter a year ago. For the first nine months of fiscal 2019, net loss was $40.3 million, or $6.76 per common share, compared with a net loss of $41.7 million, or $7.03 per common share, in the same period during fiscal 2018.

●

Consolidated contracts per community increased 10.0% to 11.0 contracts per community for the third quarter of fiscal 2019 compared with 10.0 contracts per community in the third quarter of fiscal 2018. Contracts per community, including domestic unconsolidated joint ventures(1), increased 3.9% to 10.6 contracts per community for the quarter ended July 31, 2019 compared with 10.2 contracts per community, including domestic unconsolidated joint ventures, in last year’s third quarter.

●

The consolidated community count was 138 as of July 31, 2019. This was a 12.2% year-over-year increase from 123 communities at the end of the prior year’s third quarter. As of the end of the third quarter of fiscal 2019, community count, including domestic unconsolidated joint ventures, was 159 communities. This was a 12.0% year-over-year increase compared with 142 communities at July 31, 2018.

●

The number of consolidated contracts increased 22.6% to 1,515 homes, during the third quarter of fiscal 2019, compared with 1,236 homes during the third quarter of fiscal 2018. The number of contracts, including domestic unconsolidated joint ventures, for the third quarter ended July 31, 2019, increased 16.6% to 1,690 homes from 1,449 homes for the same quarter last year.

●

The number of consolidated contracts increased 8.9% to 3,995 homes, during the nine-month period ended July 31, 2019, compared with 3,667 homes in the same period of the previous fiscal year. During the first nine months of fiscal 2019, the number of contracts, including domestic unconsolidated joint ventures, was 4,497 homes, an increase of 3.0% from 4,368 homes during the same period in fiscal 2018.

●

For August 2019, consolidated contracts per community were 3.2 compared with 2.6 for the same month one year ago. During August 2019, the number of consolidated contracts increased 37.8% to 445 homes from 323 homes in August 2018.

●

The dollar value of consolidated contract backlog, as of July 31, 2019, increased 11.4% to $1.05 billion compared with $946.5 million as of July 31, 2018. The dollar value of contract backlog, including domestic unconsolidated joint ventures, as of July 31, 2019, was $1.28 billion, a decrease of 2.4% compared with $1.31 billion as of July 31, 2018.

●

Consolidated deliveries were 1,185 homes for the third quarter of fiscal 2019, a 3.8% increase compared with 1,142 homes during the same quarter a year ago. For the quarter ended July 31, 2019, deliveries, including domestic unconsolidated joint ventures, decreased 3.5% to 1,377 homes compared with 1,427 homes during the third quarter of fiscal 2018.

●

Consolidated deliveries were 3,237 homes in the first nine months of fiscal 2019, a 4.3% decrease compared with 3,382 homes in the same period in fiscal 2018. For the nine months ended July 31, 2019, deliveries, including domestic unconsolidated joint ventures, decreased 4.3% to 3,772 homes compared with 3,940 homes in the same period of the prior fiscal year.

●

The contract cancellation rate for both consolidated contracts and contracts including unconsolidated joint ventures were 19% for both the three months ended July 31, 2019 and the same quarter in fiscal 2018.

(1)When we refer to “Domestic Unconsolidated Joint Ventures”, we are excluding results from our single community unconsolidated joint venture in the Kingdom of Saudi Arabia (KSA).

Liquidity AND Inventory as of July 31, 2019:

●	Total liquidity at the end of the of the third quarter of fiscal 2019 was $225.1 million.

●	In the third quarter of fiscal 2019, approximately 2,100 lots were put under option or acquired in 30 communities, including unconsolidated joint ventures.

●	As of July 31, 2019, consolidated lots controlled totaled 29,821; which, based on trailing twelve-month deliveries, equaled a 6.3 years supply.

COMMENTS FROM MANAGEMENT:

“During the third quarter of fiscal 2019, we continued to make progress towards our growth objectives. We achieved year-over-year growth in total revenues, contracts, community count, contracts per community and contract backlog. Further, we saw a sequential increase in our gross margin, before cost of sales interest expense and land charges, to 18.4% in the third quarter of fiscal 2019 from 16.9% in the second quarter of fiscal 2019,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “The improvements we experienced in these metrics are a solid indicator that we are moving in the right direction.”

“Given our pipeline of future community openings, we expect our community count to increase in the fourth quarter of fiscal 2019. We continue to believe that our strategy of using options to control a significant majority of our lots is a strong risk mitigator should housing demand fluctuate in the future. Assuming no adverse changes in current market conditions and excluding land related charges, gains or losses on extinguishment of debt and other non-recurring items, we expect to achieve pretax profitability for the full 2019 fiscal year,” concluded Mr. Hovnanian.

WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2019 third quarter financial results conference call at 11:00 a.m. E.T. on Thursday, September 5, 2019. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

About Hovnanian Enterprises, Inc.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade name K. Hovnanian® Homes. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc. can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and loss on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net (loss). The reconciliation for historical periods of EBIT, EBITDA and Adjusted EBITDA to net (loss) is presented in a table attached to this earnings release.

Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

(Loss) income before income taxes excluding land-related charges, joint venture write-downs and loss on extinguishment of debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is (loss) income before income taxes. The reconciliation for historical periods of (loss) income before income taxes excluding land-related charges, joint venture write-downs and loss on extinguishment of debt to (loss) income before income taxes is presented in a table attached to this earnings release.

Total liquidity is comprised of $83.6 million of cash and cash equivalents, $16.5 million of restricted cash required to collateralize letters of credit and $125.0 million of availability under the senior secured revolving credit facility as of July 31, 2019.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) availability and terms of financing to the Company; (5) the Company’s sources of liquidity; (6) changes in credit ratings; (7) the seasonality of the Company’s business; (8) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (9) shortages in, and price fluctuations of, raw materials and labor; (10) reliance on, and the performance of, subcontractors; (11) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (12) fluctuations in interest rates and the availability of mortgage financing; (13) increases in cancellations of agreements of sale; (14) changes in tax laws affecting the after-tax costs of owning a home; (15) operations through unconsolidated joint ventures with third parties; (16) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (17) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (18) levels of competition; (19) successful identification and integration of acquisitions; (20) significant influence of the Company’s controlling stockholders; (21) availability of net operating loss carryforwards; (22) utility shortages and outages or rate fluctuations; (23) changes in trade policies, including the imposition of tariffs and duties on homebuilding materials and products, and related trade disputes with and retaliatory measures taken by other countries; (24) geopolitical risks, terrorist acts and other acts of war; (25) loss of key management personnel or failure to attract qualified personnel; (26) information technology failures and data security breaches; (27) negative publicity; and (28) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.
July 31, 2019
Statements of consolidated operations
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
Total revenues	$482,041	$456,712	$1,303,326	$1,376,422
Costs and expenses (1)	492,847	463,100	1,362,964	1,417,586
Loss on extinguishment of debt	-	(4,266)	-	(5,706)
Income from unconsolidated joint ventures	3,742	10,732	20,556	6,899
(Loss) income before income taxes	(7,064)	78	(39,082)	(39,971)
Income tax provision	537	1,104	1,228	1,687
Net (loss)	$(7,601)	$(1,026)	$(40,310)	$(41,658)

Per share data:
Basic and assuming dilution:
Net (loss) per common share	$(1.27)	$(0.18)	$(6.76)	$(7.03)
Weighted average number of common shares outstanding (2)	5,971	5,947	5,964	5,935

(1) Includes inventory impairment loss and land option write-offs.
(2) For periods with a net (loss), basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
July 31, 2019
Reconciliation of (loss) before income taxes excluding land-related charges, joint venture write-downs and loss on extinguishment of debt to (loss) income before income taxes

(In thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
(Loss) income before income taxes	$(7,064)	$78	$(39,082)	$(39,971)
Inventory impairment loss and land option write-offs	1,435	96	3,601	3,183
Unconsolidated joint venture investment write-downs	854	-	854	660
Loss on extinguishment of debt	-	4,266	-	5,706
(Loss) income before income taxes excluding land-related charges, joint venture write-downs and loss on extinguishment of debt (1)	$(4,775)	$4,440	$(34,627)	$(30,422)

(1) (Loss) income before income taxes excluding land-related charges, joint venture write-downs and loss on extinguishment of debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is (loss) income before income taxes.

Hovnanian Enterprises, Inc.
July 31, 2019
Gross margin
(In thousands)

					Homebuilding Gross Margin
	Homebuilding Gross Margin Three Months Ended		Homebuilding Gross Margin Nine Months Ended		Three Months Ended
	July 31,		July 31,		April 30, (3)
	2019	2018	2019	2018	2019
	(Unaudited)		(Unaudited)		(Unaudited)
Sale of homes	$467,849	$442,859	$1,257,536	$1,312,553	$427,552
Cost of sales, excluding interest expense and land charges (1)	381,906	361,303	1,034,953	1,076,132	355,477
Homebuilding gross margin, before cost of sales interest expense and land charges (2)	85,943	81,556	222,583	236,421	72,075
Cost of sales interest expense, excluding land sales interest expense	18,824	13,424	42,964	41,025	13,898
Homebuilding gross margin, after cost of sales interest expense, before land charges (2)	67,119	68,132	179,619	195,396	58,177
Land charges	1,435	96	3,601	3,183	1,462
Homebuilding gross margin	$65,684	$68,036	$176,018	$192,213	$56,715

Gross margin percentage	14.0%	15.4%	14.0%	14.6%	13.3%
Gross margin percentage, before cost of sales interest expense and land charges (2)	18.4%	18.4%	17.7%	18.0%	16.9%
Gross margin percentage, after cost of sales interest expense, before land charges (2)	14.3%	15.4%	14.3%	14.9%	13.6%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
Land and lot sales	$542	$-	$8,050	$20,505
Land and lot cost of sales, excluding interest and land charges (1)	33	-	7,390	7,710
Land and lot sales gross margin, excluding interest and land charges	509	-	660	12,795
Land and lot sales interest	205	-	205	4,055
Land and lot sales gross margin, including interest and excluding land charges	$304	$-	$455	$8,740

(1) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

(2) Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively.

(3) Second quarter gross margin reconciliation included because it is referenced in the “Comments from Management” section of the press release.

Hovnanian Enterprises, Inc.
July 31, 2019
Reconciliation of adjusted EBITDA to net (loss)
(In thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
Net (loss)	$(7,601)	$(1,026)	$(40,310)	$(41,658)
Income tax provision	537	1,104	1,228	1,687
Interest expense	41,406	38,283	110,482	125,158
EBIT (1)	34,342	38,361	71,400	85,187
Depreciation and amortization	1,004	811	2,942	2,320
EBITDA (2)	35,346	39,172	74,342	87,507
Inventory impairment loss and land option write-offs	1,435	96	3,601	3,183
Loss on extinguishment of debt	-	4,266	-	5,706
Adjusted EBITDA (3)	$36,781	$43,534	$77,943	$96,396

Interest incurred	$42,104	$40,438	$122,340	$121,617

Adjusted EBITDA to interest incurred	0.87	1.08	0.64	0.79

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss). EBIT represents earnings before interest expense and income taxes.

(2) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss). EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(3) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss). Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs and loss on extinguishment of debt.

Hovnanian Enterprises, Inc.
July 31, 2019
Interest incurred, expensed and capitalized
(In thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
Interest capitalized at beginning of period	$79,277	$65,355	$68,117	$71,051
Plus interest incurred	42,104	40,438	122,340	121,617
Less interest expensed	41,406	38,283	110,482	125,158
Less interest contributed to unconsolidated joint venture (1)	1,978	-	1,978	-
Interest capitalized at end of period (2)	$77,997	$67,510	$77,997	$67,510

(1) Represents capitalized interest which was included as part of the assets contributed to the joint venture the company entered into in June 2019. There was no impact to the Condensed Consolidated Statement of Operations as a result of this transaction.

(2) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	July 31, 2019	October 31, 2018
	(Unaudited)	(1)
ASSETS
Homebuilding:
Cash and cash equivalents	$83,634	$187,871
Restricted cash and cash equivalents	16,919	12,808
Inventories:
Sold and unsold homes and lots under development	1,106,100	878,876
Land and land options held for future development or sale	69,176	111,368
Consolidated inventory not owned	179,642	87,921
Total inventories	1,354,918	1,078,165
Investments in and advances to unconsolidated joint ventures	134,111	123,694
Receivables, deposits and notes, net	32,536	35,189
Property, plant and equipment, net	20,488	20,285
Prepaid expenses and other assets	43,492	39,150
Total homebuilding	1,686,098	1,497,162

Financial services	109,164	164,880
Total assets	$1,795,262	$1,662,042

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$207,172	$95,557
Accounts payable and other liabilities	324,984	304,899
Customers’ deposits	40,358	30,086
Liabilities from inventory not owned, net of debt issuance costs	138,441	63,387
Revolving and term loan credit facilities, net of debt issuance costs	201,493	201,389
Notes payable (net of discount, premium and debt issuance costs) and accrued interest	1,284,624	1,273,446
Total homebuilding	2,197,072	1,968,764

Financial services	89,740	143,448
Income taxes payable	1,521	3,334
Total liabilities	2,288,333	2,115,546

Equity:
Hovnanian Enterprises, Inc. stockholders’ equity deficit:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at July 31, 2019 and at October 31, 2018	135,299	135,299
Common stock, Class A, $0.01 par value - authorized 16,000,000 shares; issued 5,792,858 shares at July 31, 2019 and 5,783,858 shares at October 31, 2018	58	58
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) - authorized 2,400,000 shares; issued 650,449 shares at July 31, 2019 and 649,673 shares at October 31, 2018	6	6
Paid in capital - common stock	710,517	710,349
Accumulated deficit	(1,224,166)	(1,183,856)
Treasury stock - at cost – 470,430 shares of Class A common stock and 27,669 shares of Class B common stock at July 31, 2019 and October 31, 2018	(115,360)	(115,360)
Total Hovnanian Enterprises, Inc. stockholders’ equity deficit	(493,646)	(453,504)
Noncontrolling interest in consolidated joint ventures	575	-
Total equity deficit	(493,071)	(453,504)
Total liabilities and equity	$1,795,262	$1,662,042

(1)	Derived from the audited balance sheet as of October 31, 2018

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2019	2018	2019	2018

Revenues:
Homebuilding:
Sale of homes	$467,849	$442,859	$1,257,536	$1,312,553
Land sales and other revenues	1,428	844	11,111	26,918
Total homebuilding	469,277	443,703	1,268,647	1,339,471
Financial services	12,764	13,009	34,679	36,951
Total revenues	482,041	456,712	1,303,326	1,376,422

Expenses:
Homebuilding:
Cost of sales, excluding interest	381,939	361,303	1,042,343	1,083,842
Cost of sales interest	19,029	13,424	43,169	45,080
Inventory impairment loss and land option write-offs	1,435	96	3,601	3,183
Total cost of sales	402,403	374,823	1,089,113	1,132,105
Selling, general and administrative	43,559	37,544	130,474	126,319
Total homebuilding expenses	445,962	412,367	1,219,587	1,258,424

Financial services	8,927	8,986	26,079	26,125
Corporate general and administrative	14,959	16,393	48,792	51,672
Other interest	22,377	24,859	67,313	80,078
Other operations	622	495	1,193	1,287
Total expenses	492,847	463,100	1,362,964	1,417,586
Loss on extinguishment of debt	-	(4,266)	-	(5,706)
Income from unconsolidated joint ventures	3,742	10,732	20,556	6,899
(Loss) income before income taxes	(7,064)	78	(39,082)	(39,971)
State and federal income tax provision:
State	537	1,104	1,228	1,687
Federal	-	-	-	-
Total income taxes	537	1,104	1,228	1,687
Net (loss)	$(7,601)	$(1,026)	$(40,310)	$(41,658)

Per share data:
Basic and assuming dilution:
Net (loss) per common share	$(1.27)	$(0.18)	$(6.76)	$(7.03)
Weighted-average number of common shares outstanding	5,971	5,947	5,964	5,935

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)

					Three Months - July 31, 2019
		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		July 31,			July 31,			July 31,
		2019	2018	% Change	2019	2018	% Change	2019	2018	% Change
Northeast
(NJ, PA)	Home	65	32	103.1%	35	47	(25.5)%	192	68	182.4%
	Dollars	$37,560	$18,045	108.1%	$20,694	$26,701	(22.5)%	$119,347	$40,058	197.9%
	Avg. Price	$577,846	$563,909	2.5%	$591,257	$568,106	4.1%	$621,599	$589,089	5.5%
Mid-Atlantic (3)
(DE, MD, VA, WV)	Home	197	144	36.8%	159	144	10.4%	402	324	24.1%
	Dollars	$99,807	$76,324	30.8%	$86,811	$79,593	9.1%	$242,958	$196,011	24.0%
	Avg. Price	$506,635	$530,032	(4.4)%	$545,981	$552,726	(1.2)%	$604,373	$604,973	(0.1)%
Midwest
(IL, OH)	Home	197	143	37.8%	158	157	0.6%	505	470	7.4%
	Dollars	$58,794	$43,596	34.9%	$47,261	$45,579	3.7%	$136,713	$130,377	4.9%
	Avg. Price	$298,442	$304,865	(2.1)%	$299,120	$290,313	3.0%	$270,719	$277,397	(2.4)%
Southeast
(FL, GA, SC)	Home	147	175	(16.0)%	121	121	0.0%	296	330	(10.3)%
	Dollars	$58,648	$71,381	(17.8)%	50,217	47,472	5.8%	$128,571	$139,840	(8.1)%
	Avg. Price	$398,966	$407,894	(2.2)%	$415,017	$392,330	5.8%	$434,361	$423,757	2.5%
Southwest
(AZ, TX)	Home	589	518	13.7%	449	469	(4.3)%	788	706	11.6%
	Dollars	$202,553	$177,174	14.3%	$152,615	$157,406	(3.0)%	$277,263	$250,369	10.7%
	Avg. Price	$343,893	$342,036	0.5%	$339,900	$335,620	1.3%	$351,857	$354,630	(0.8)%
West
(CA)	Home	320	224	42.9%	263	204	28.9%	372	389	(4.4)%
	Dollars	$131,483	$102,183	28.7%	$110,251	$86,108	28.0%	$149,654	$189,868	(21.2)%
	Avg. Price	$410,884	$456,173	(9.9)%	$419,205	$422,099	(0.7)%	$402,296	$488,094	(17.6)%
Consolidated Total (3)
	Home	1,515	1,236	22.6%	1,185	1,142	3.8%	2,555	2,287	11.7%
	Dollars	$588,845	$488,703	20.5%	$467,849	$442,859	5.6%	$1,054,506	$946,523	11.4%
	Avg. Price	$388,676	$395,392	(1.7)%	$394,809	$387,793	1.8%	$412,723	$413,871	(0.3)%
Unconsolidated Joint Ventures (2) (4)
(excluding KSA JV)	Home	175	213	(17.8)%	192	285	(32.6)%	357	543	(34.3)%
	Dollars	$107,579	$126,887	(15.2)%	$119,704	$191,481	(37.5)%	$226,778	$366,777	(38.2)%
	Avg. Price	$614,737	$595,714	3.2%	$623,458	$671,863	(7.2)%	$635,232	$675,464	(6.0)%
Grand Total
(excluding KSA JV)	Home	1,690	1,449	16.6%	1,377	1,427	(3.5)%	2,912	2,830	2.9%
	Dollars	$696,424	$615,590	13.1%	$587,553	$634,340	(7.4)%	$1,281,284	$1,313,300	(2.4)%
	Avg. Price	$412,085	$424,838	(3.0)%	$426,691	$444,527	(4.0)%	$440,001	$464,064	(5.2)%

KSA JV Only
	Home	97	2	4,750.0%	3	11	(72.7)%	131	12	991.7%
	Dollars	$15,346	$308	4,882.5%	$719	$2,315	(68.9)%	$20,800	$3,336	523.5%
	Avg. Price	$158,205	$154,000	2.7%	$239,667	$210,455	13.9%	$158,777	$278,000	(42.9)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income (loss) from unconsolidated joint ventures”.

(3) Contract backlog as of July 31, 2019 excludes 29 homes that were sold to one of our joint ventures at the time of the joint venture formation.

(4) Contract backlog as of July 31, 2019 includes 29 homes that were sold to one of our joint ventures at the time of the joint venture formation.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)

					Nine Months - July 31, 2019
		Contracts (1)			Deliveries			Contract
		Nine Months Ended			Nine Months Ended			Backlog
		July 31,			July 31,			July 31,
		2019	2018	% Change	2019	2018	% Change	2019	2018	% Change
Northeast
(NJ, PA)	Home	221	104	112.5%	80	134	(40.3)%	192	68	182.4%
	Dollars	$135,090	$58,686	130.2%	$46,239	$70,406	(34.3)%	$119,347	$40,058	197.9%
	Avg. Price	$611,267	$564,290	8.3%	$577,988	$525,421	10.0%	$621,599	$589,089	5.5%
Mid-Atlantic (3)
(DE, MD, VA, WV)	Home	547	481	13.7%	412	485	(15.1)%	402	324	24.1%
	Dollars	$299,566	$256,936	16.6%	$220,808	$254,660	(13.3)%	$242,958	$196,011	24.0%
	Avg. Price	$547,653	$534,170	2.5%	$535,942	$525,071	2.1%	$604,373	$604,973	(0.1)%
Midwest
(IL, OH)	Home	559	528	5.9%	448	440	1.8%	505	470	7.4%
	Dollars	$164,584	$160,320	2.7%	$135,020	$128,912	4.7%	$136,713	$130,377	4.9%
	Avg. Price	$294,426	$303,636	(3.0)%	$301,384	$292,982	2.9%	$270,719	$277,397	(2.4)%
Southeast
(FL, GA, SC)	Home	397	456	(12.9)%	352	411	(14.4)%	296	330	(10.3)%
	Dollars	$163,880	$184,577	(11.2)%	$143,446	$165,120	(13.1)%	$128,571	$139,840	(8.1)%
	Avg. Price	$412,796	$404,774	2.0%	$407,517	$401,751	1.4%	$434,361	$423,757	2.5%
Southwest
(AZ, TX)	Home	1,510	1,516	(0.4)%	1,245	1,319	(5.6)%	788	706	11.6%
	Dollars	$510,521	$517,119	(1.3)%	$414,112	$444,568	(6.9)%	$277,263	$250,369	10.7%
	Avg. Price	$338,093	$341,108	(0.9)%	$332,620	$337,049	(1.3)%	$351,857	$354,630	(0.8)%
West
(CA)	Home	761	582	30.8%	700	593	18.0%	372	389	(4.4)%
	Dollars	$309,117	$264,793	16.7%	$297,911	$248,887	19.7%	$149,654	$189,868	(21.2)%
	Avg. Price	$406,198	$454,970	(10.7)%	$425,587	$419,708	1.4%	$402,296	$488,094	(17.6)%
Consolidated Total (3)
	Home	3,995	3,667	8.9%	3,237	3,382	(4.3)%	2,555	2,287	11.7%
	Dollars	$1,582,758	$1,442,431	9.7%	$1,257,536	$1,312,553	(4.2)%	$1,054,506	$946,523	11.4%
	Avg. Price	$396,185	$393,354	0.7%	$388,488	$388,100	0.1%	$412,723	$413,871	(0.3)%
Unconsolidated Joint Ventures (2) (4)
(excluding KSA JV)	Home	502	701	(28.4)%	535	558	(4.1)%	357	543	(34.3)%
	Dollars	$318,350	$436,478	(27.1)%	$338,599	$335,828	0.8%	$226,778	$366,777	(38.2)%
	Avg. Price	$634,163	$622,650	1.8%	$632,895	$601,842	5.2%	$635,232	$675,464	(6.0)%
Grand Total
	Home	4,497	4,368	3.0%	3,772	3,940	(4.3)%	2,912	2,830	2.9%
	Dollars	$1,901,108	$1,878,909	1.2%	$1,596,135	$1,648,381	(3.2)%	$1,281,284	$1,313,300	(2.4)%
	Avg. Price	$422,750	$430,153	(1.7)%	$423,153	$418,371	1.1%	$440,001	$464,064	(5.2)%

KSA JV Only
	Home	133	39	241.0%	7	62	(88.7)%	131	12	991.7%
	Dollars	$21,426	$6,911	210.0%	$1,627	$12,363	(86.8)%	$20,800	$3,336	523.5%
	Avg. Price	$161,101	$177,216	(9.1)%	$232,383	$199,406	16.5%	$158,777	$278,000	(42.9)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income (loss) from unconsolidated joint ventures”.

(3) Contract backlog as of July 31, 2019 excludes 29 homes that were sold to one of our joint ventures at the time of the joint venture formation.

(4) Contract backlog as of July 31, 2019 includes 29 homes that were sold to one of our joint ventures at the time of the joint venture formation.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)
(UNAUDITED)

					Three Months - July 31, 2019
		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		July 31,			July 31,			July 31,
		2019	2018	% Change	2019	2018	% Change	2019	2018	% Change
Northeast
(unconsolidated joint ventures)	Home	65	63	3.2%	62	129	(51.9)%	111	215	(48.4)%
(excluding KSA JV)	Dollars	$52,932	$48,757	8.6%	$49,496	$107,574	(54.0)%	$92,909	$175,257	(47.0)%
(NJ, PA)	Avg. Price	$814,338	$773,921	5.2%	$798,323	$833,907	(4.3)%	$837,018	$815,149	2.7%
Mid-Atlantic (3)
(unconsolidated joint ventures)	Home	9	12	(25.0)%	19	17	11.8%	36	47	(23.4)%
(DE, MD, VA, WV)	Dollars	$4,490	$10,626	(57.7)%	$13,847	$13,335	3.8%	$21,075	$39,640	(46.8)%
	Avg. Price	$498,889	$885,500	(43.7)%	$728,789	$784,471	(7.1)%	$585,417	$843,404	(30.6)%
Midwest
(unconsolidated joint ventures)	Home	5	4	25.0%	8	16	(50.0)%	2	19	(89.5)%
(IL, OH)	Dollars	$2,509	$2,121	18.3%	$4,487	$10,978	(59.1)%	$885	$14,556	(93.9)%
	Avg. Price	$501,800	$530,000	(5.3)%	$560,875	$686,063	(18.2)%	$442,500	$766,105	(42.2)%
Southeast
(unconsolidated joint ventures)	Home	39	66	(40.9)%	46	38	21.1%	117	123	(4.9)%
(FL, GA, SC)	Dollars	$20,919	$31,702	(34.0)%	$23,064	$15,619	47.7%	$64,147	$61,917	3.6%
	Avg. Price	$536,385	$480,333	11.7%	$501,391	$411,029	22.0%	$548,265	$503,394	8.9%
Southwest
(unconsolidated joint ventures)	Home	24	38	(36.8)%	37	45	(17.8)%	55	99	(44.4)%
(AZ, TX)	Dollars	$15,072	$22,656	(33.5)%	$21,841	$25,236	(13.5)%	$34,764	$60,849	(42.9)%
	Avg. Price	$628,000	$596,211	5.3%	$590,297	$560,802	5.3%	$632,073	$614,637	2.8%
West
(unconsolidated joint ventures)	Home	33	30	10.0%	20	40	(50.0)%	36	40	(10.0)%
(CA)	Dollars	$11,657	$11,025	5.7%	$6,969	$18,739	(62.8)%	$12,998	$14,558	(10.7)%
	Avg. Price	$353,242	$367,532	(3.9)%	$348,450	$468,475	(25.6)%	$361,056	$363,954	(0.8)%
Unconsolidated Joint Ventures (2) (3)
(excluding KSA JV)	Home	175	213	(17.8)%	192	285	(32.6)%	357	543	(34.3)%
	Dollars	$107,579	$126,887	(15.2)%	$119,704	$191,481	(37.5)%	$226,778	$366,777	(38.2)%
	Avg. Price	$614,737	$595,714	3.2%	$623,458	$671,863	(7.2)%	$635,232	$675,464	(6.0)%

KSA JV Only
	Home	97	2	4,750.0%	3	11	(72.7)%	131	12	991.7%
	Dollars	$15,346	$308	4,882.5%	$719	$2,315	(68.9)%	$20,800	$3,336	523.5%
	Avg. Price	$158,205	$154,000	2.7%	$239,667	$210,455	13.9%	$158,777	$278,000	(42.9)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income (loss) from unconsolidated joint ventures”.

(3) Contract backlog as of July 31, 2019 includes 29 homes that were sold to one of our joint ventures at the time of the joint venture formation.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)
(UNAUDITED)

					Nine Months - July 31, 2019
		Contracts (1)			Deliveries			Contract
		Nine Months Ended			Nine Months Ended			Backlog
		July 31,			July 31,			July 31,
		2019	2018	% Change	2019	2018	% Change	2019	2018	% Change
Northeast
(unconsolidated joint ventures)	Home	188	217	(13.4)%	191	184	3.8%	111	215	(48.4)%
(excluding KSA JV)	Dollars	$150,396	$169,683	(11.4)%	$150,853	$142,317	6.0%	$92,909	$175,257	(47.0)%
(NJ, PA)	Avg. Price	$799,979	$781,949	2.3%	$789,806	$773,462	2.1%	$837,018	$815,149	2.7%
Mid-Atlantic (3)
(unconsolidated joint ventures)	Home	26	62	(58.1)%	43	26	65.4%	36	47	(23.4)%
(DE, MD, VA, WV)	Dollars	$19,158	$50,664	(62.2)%	$33,267	$22,133	50.3%	$21,075	$39,640	(46.8)%
	Avg. Price	$736,846	$817,159	(9.8)%	$773,651	$851,272	(9.1)%	$585,417	$843,404	(30.6)%
Midwest
(unconsolidated joint ventures)	Home	12	28	(57.1)%	19	36	(47.2)%	2	19	(89.5)%
(IL, OH)	Dollars	$6,472	$19,091	(66.1)%	$11,663	$23,253	(49.8)%	$885	$14,556	(93.9)%
	Avg. Price	$539,333	$681,820	(20.9)%	$613,842	$645,916	(5.0)%	$442,500	$766,105	(42.2)%
Southeast
(unconsolidated joint ventures)	Home	122	163	(25.2)%	127	118	7.6%	117	123	(4.9)%
(FL, GA, SC)	Dollars	$65,530	$77,408	(15.3)%	$64,638	$52,301	23.6%	$64,147	$61,917	3.6%
	Avg. Price	$537,131	$474,895	13.1%	$508,961	$443,229	14.8%	$548,265	$503,394	8.9%
Southwest
(unconsolidated joint ventures)	Home	86	131	(34.4)%	98	89	10.1%	55	99	(44.4)%
(AZ, TX)	Dollars	$52,455	$78,003	(32.8)%	$58,155	$50,406	15.4%	$34,764	$60,849	(42.9)%
	Avg. Price	$609,942	$595,445	2.4%	$593,418	$566,359	4.8%	$632,073	$614,637	2.8%
West
(unconsolidated joint ventures)	Home	68	100	(32.0)%	57	105	(45.7)%	36	40	(10.0)%
(CA)	Dollars	$24,339	$41,629	(41.5)%	$20,023	$45,418	(55.9)%	$12,998	$14,558	(10.7)%
	Avg. Price	$357,926	$416,295	(14.0)%	$351,281	$432,553	(18.8)%	$361,056	$363,954	(0.8)%
Unconsolidated Joint Ventures (2) (3)
(excluding KSA JV)	Home	502	701	(28.4)%	535	558	(4.1)%	357	543	(34.3)%
	Dollars	$318,350	$436,478	(27.1)%	$338,599	$335,828	0.8%	$226,778	$366,777	(38.2)%
	Avg. Price	$634,163	$622,650	1.8%	$632,895	$601,842	5.2%	$635,232	$675,464	(6.0)%

KSA JV Only
	Home	133	39	241.0%	7	62	(88.7)%	131	12	991.7%
	Dollars	$21,426	$6,911	210.0%	$1,627	$12,363	(86.8)%	$20,800	$3,336	523.5%
	Avg. Price	$161,101	$177,216	(9.1)%	$232,383	$199,406	16.5%	$158,777	$278,000	(42.9)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income (loss) from unconsolidated joint ventures”.

(3) Contract backlog as of July 31, 2019 includes 29 homes that were sold to one of our joint ventures at the time of the joint venture formation.